EXHIBIT (j)(6)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Susan A. Pickar and Alexander D. Hudson, or any one of them, each with full power of substitution and resubstitution, attorney-in fact and agent for such person and in such person’s name, place and stead, in any and all capacities, to sign Post-Effective Amendments to the Plan Investment Fund, Inc. Registration Statement, Registration No. 002-99584, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereunto set their hand as of the date indicated below.

/s/ Craig S. Provenzano	April 21, 2025
Signature	Date

Name: Craig S. Provenzano

Title: Trustee of Plan Investment Fund, Inc.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Susan A. Pickar and Alexander D. Hudson, or any one of them, each with full power of substitution and resubstitution, attorney-in fact and agent for such person and in such person’s name, place and stead, in any and all capacities, to sign Post-Effective Amendments to the Plan Investment Fund, Inc. Registration Statement, Registration No. 002-99584, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue thereof.

IN WITNESS WHEREOF, the undersigned has hereunto set their hand as of the date indicated below.

/s/ Michael J. Suart	April 22, 2025
Signature	Date

Name: Michael J. Stuart

Title: Trustee of Plan Investment Fund, Inc.

2